Exhibit 99.1

Carbonite Reports Financial Results for the Third Quarter of 2014

BOSTON, MA – October 30, 2014 - Carbonite, Inc. (NASDAQ: CARB), a leading provider of hybrid backup and recovery solutions for businesses, today announced financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Results:

•	Revenue for the third quarter was $31.3 million, an increase of 13% from $27.7 million in the third quarter of 2013.

•	Bookings for the third quarter were $30.6 million, an increase of 11% from $27.6 million in the third quarter of 2013.

•	Net loss for the third quarter was ($0.7) million, compared to a net loss of ($1.2) million in the third quarter of 2013. Non-GAAP net income for the third quarter was $1.0 million, compared to non-GAAP net income of $0.2 million in the third quarter of 2013.[1]

•	Net loss for the third quarter was ($0.03) per share (basic and diluted), compared to a net loss of ($0.05) per share (basic and diluted) in the third quarter of 2013. Non-GAAP net income was $0.04 per share (basic and diluted) for the third quarter, compared to non-GAAP net income of $0.01 per share (basic and diluted) in the third quarter of 2013.[1]

•	Gross margin for the third quarter was 69.4%, compared to 67.9% in the third quarter of 2013. Non-GAAP gross margin was 70.2% in the third quarter, compared to 68.7% in the third quarter of 2013.[2]

•	Total cash and investments were $71.5 million as of September 30, 2014, compared to $62.3 million as of September 30, 2013.

•	Cash flow from operations for the third quarter was $4.0 million, compared to $2.4 million in the third quarter of 2013. Non-GAAP free cash flow for the third quarter was $2.1 million, compared to $1.4 million in the third quarter of 2013.[3]

“In the third quarter of 2014, we saw more and more small and medium-sized businesses turning to Carbonite for their backup and business continuity needs,” said David Friend, President and CEO. “We were excited to see demand for our Carbonite Server Backup product remain strong and early indicators of the success of the HT10 appliance with small businesses were encouraging. These results show the continued progress Carbonite is making with the products we have designed specifically for SMBs and these products well-position us for long-term growth in the business continuity market.”

1	Non-GAAP net income and non-GAAP net income per share excludes amortization expense on intangible assets, stock-based compensation expense, lease exit charges and patent litigation expense.
2	Non-GAAP gross margin excludes amortization expense on intangible assets and stock-based compensation expense.
3	Non-GAAP free cash flow is calculated by adding the payments related to corporate headquarter relocation and the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities.

An explanation of non-GAAP measures is provided under the heading “Non-GAAP Financial Measures” below and reconciliation to the most comparable GAAP measures is provided in the tables at the end of this press release.

Recent Highlights:

•	Moved corporate headquarters to a 50,000 sq. ft. office building in Boston’s Innovation District to support its expansion strategy. This move better positions the company to hire additional talent and expand its portfolio of business continuity solutions for small and medium-sized businesses (SMBs).

•	Launched operations in Munich as part of Carbonite’s international expansion strategy. The team is currently working with select partners to build the channel eco-system and leverage market opportunities in Europe.

•	Winner of The ChannelPro-SMB Readers’ Choice Awards for Best Backup and Disaster Recovery provider and Best Cloud Backup and Disaster Recovery provider. Voters included more than 800 channel professionals.

Business Outlook

For the fourth quarter of 2014, revenues are expected to be in the range of $31.7-$32.1 million and non-GAAP net (loss) per share to be in the range of ($0.04)-($0.02).

For the full year of 2014, revenues are expected to be in the range of $122.4-$122.8 million and non-GAAP net earnings/(loss) per share to be in the range of ($0.01)-$0.01.

Carbonite’s expectations of non-GAAP net earnings/(loss) per share for the quarter and full year excludes stock-based compensation expense, patent litigation expense, amortization expense on intangible assets and assumes a tax rate of 0% and weighted average shares outstanding of approximately 26.8 million for the quarter and 26.7 million for the full year 2014.

Conference Call and Webcast Information

Carbonite will host a conference call on Thursday, October 30, 2014 at 8:30 a.m. Eastern Daylight Time to review the results of business operations. This call will be webcast live and can be found in the investor relations section of the Company’s website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 15437745.

Following the completion of the call, a recorded replay will be available on the company’s website, http://investor.carbonite.com, under “Events & Presentations” through December 31, 2014.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including bookings, non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, non-GAAP net earnings and non-GAAP net earnings per share and free cash flow. Bookings represent the aggregate dollar value of customer subscriptions received during a period and are calculated as revenue recognized during the period plus the change in total deferred revenue during the same period. Non-GAAP gross margin, non-GAAP net loss and non-GAAP net loss per share, non-GAAP net earnings and non-GAAP net earnings per share exclude amortization expenses on intangible assets, stock-based compensation expenses, patent litigation expenses and lease exit charges. Non-GAAP free cash flow is calculated by adding the payments related to corporate headquarter relocation and the cash portion of the lease exit charge and subtracting cash paid for the purchase of property and equipment from net cash provided by operating activities.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite

Carbonite (Nasdaq:CARB) is a leading provider of hybrid backup and recovery solutions for businesses. Carbonite offers a comprehensive suite of affordable services for data protection, recovery and anywhere, anytime access. More than 1.5 million customers, including 50,000 small businesses, trust Carbonite’s secure, easy-to-use cloud backup solutions and award-winning U.S.-based customer support. For more information, please visit Carbonite.com, connect with us on Twitter @carbonite or visit our Facebook page.

Investor Relations Contacts:

Emily Walt

Carbonite

617-927-1972

investor.relations@carbonite.com

Media Contact:

Megan Wittenberger

Carbonite

617-421-5687

media@carbonite.com

Carbonite, Inc.

Condensed Consolidated Statement of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$31,274	$27,683	$90,706	$78,407
Cost of revenue	9,585	8,899	28,566	26,192

Gross profit	21,689	18,784	62,140	52,215

Operating expenses:
Research and development	6,114	5,220	17,689	15,597
General and administrative	3,997	2,988	11,348	11,293
Sales and marketing	12,056	11,742	37,061	35,935
Restructuring charges	3	11	12	283

Total operating expenses	22,170	19,961	66,110	63,108

Loss from operations	(481)	(1,177)	(3,970)	(10,893)

Interest and other income (expense), net	(208)	—	(217)	—

Loss before income taxes	(689)	(1,177)	(4,187)	(10,893)

Provision for income taxes	(10)	(10)	(30)	(30)

Net loss	$(699)	$(1,187)	$(4,217)	$(10,923)

Net loss per share:
Basic and diluted	$(0.03)	$(0.05)	$(0.16)	$(0.42)

Weighted-average shares outstanding:
Basic and diluted	26,887,069	26,260,962	26,747,451	26,055,441

Carbonite, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	September 30, 2014	December 31, 2013

Assets
Current assets
Cash and cash equivalents	$56,469	$50,392
Marketable securities	14,992	14,994
Trade accounts receivable, net	2,370	1,876
Prepaid expenses and other current assets	5,337	3,122

Total current assets	79,168	70,384

Property and equipment, net	25,549	22,111
Other assets	1,074	1,177
Acquired intangible assets, net	3,277	3,953
Goodwill	11,536	11,536

Total assets	$120,604	$109,161

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,674	$3,810
Accrued expenses	11,665	8,156
Current portion of deferred revenue	71,727	69,498

Total current liabilities	86,066	81,464

Deferred revenue, net of current portion	15,274	14,502
Other long-term liabilities	4,294	374

Total liabilities	105,634	96,340

Stockholders’ equity
Common stock	269	265
Additional paid-in capital	148,733	142,557
Treasury stock, at cost	(22)	(22)
Accumulated deficit	(134,195)	(129,978)
Accumulated other comprehensive income (loss)	185	(1)

Total stockholders’ equity	14,970	12,821

Total liabilities and stockholders’ equity	$120,604	$109,161

Carbonite, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

(In thousands)

	Nine Months Ended September 30,
	2014	2013

Operating activities
Net loss	$(4,217)	$(10,923)
Adjustments to reconcile net loss to net cash provided by operating activities:	—
Depreciation and amortization	9,377	9,461
Accretion of discount on marketable securities	(20)	(11)
Stock-based compensation expense	4,295	3,658
Provision for (recoveries of) reserves on accounts receivable	76	(40)
Non-cash restructuring charge	—	114
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(570)	(678)
Prepaid expenses and other current assets	(2,215)	658
Other assets	103	(97)
Accounts payable	(587)	(3,534)
Accrued expenses	1,423	4,916
Other long-term liabilities	3,921	36
Deferred revenue	3,001	5,983

Net cash provided by operating activities	14,587	9,543

Investing activities
Purchases of property and equipment	(10,602)	(6,994)
Proceeds from maturities of marketable securities	10,250	10,000
Purchases of marketable securities	(10,233)	(10,000)
Increase in restricted cash	—	500

Net cash used in investing activities	(10,585)	(6,494)

Financing activities
Proceeds from exercise of stock options	1,885	3,911

Net cash provided by financing activities	1,885	3,911

Effect of currency exchange rate changes on cash	190	(3)
Net increase in cash and cash equivalents	6,077	6,957
Cash and cash equivalents, beginning of period	50,392	40,341

Cash and cash equivalents, end of period	$56,469	$47,298

Carbonite, Inc.

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(In thousands, except share and per share amounts)

Calculation of Bookings

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$31,274	$27,683	$90,706	$78,407

Add:
Deferred revenue ending balance	87,001	81,189	87,001	81,189
Less:
Deferred revenue beginning balance	87,671	81,232	84,000	75,206

Change in deferred revenue balance	(670)	(43)	3,001	5,983

Bookings	$30,604	$27,640	$93,707	$84,390

Calculation of Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net loss	$(699)	$(1,187)	$(4,217)	$(10,923)

Add:
Amortization of intangibles	217	214	676	692
Stock-based compensation expense	1,441	1,174	4,295	3,658
Patent litigation expense	20	37	42	1,620
Lease exit charge	—	—	—	107

Non-GAAP net income (loss)	$979	$238	$796	$(4,846)

Weighted-average shares outstanding:
Basic and diluted	26,887,069	26,260,962	26,747,451	26,055,441

Net income (loss) per share:
Basic and diluted	$0.04	$0.01	$0.03	$(0.19)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Gross profit	$21,689	$18,784	$62,140	$52,215
Add:
Amortization of intangibles	110	110	329	338
Stock-based compensation expense	147	115	390	411

Non-GAAP gross profit	$21,946	$19,009	$62,859	$52,964

Non-GAAP gross margin	70.2%	68.7%	69.3%	67.6%

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Research and development	$6,114	$5,220	$17,689	$15,597
Less:
Stock-based compensation expense	252	280	1,016	678

Non-GAAP research and development	$5,862	$4,940	$16,673	$14,919

General and administrative	$3,997	$2,988	$11,348	$11,293
Less:
Amortization of intangibles	39	39	117	126
Stock-based compensation expense	767	530	2,126	1,694
Patent litigation expense	20	37	42	1,620

Non-GAAP general and administrative	$3,171	$2,382	$9,063	$7,853

Sales and marketing	$12,056	$11,742	$37,061	$35,935
Less:
Amortization of intangibles	68	65	230	228
Stock-based compensation expense	275	249	763	875

Non-GAAP sales and marketing	$11,713	$11,428	$36,068	$34,832

Restructuring charges	$3	$11	$12	$283
Less:
Lease exit charge	—	—	—	107

Non-GAAP restructuring charges	$3	$11	$12	$176

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net cash provided by operating activities	$3,987	$2,353	$14,587	$9,543

Add
Payments related to corporate headquarter relocation	3,649	—	3,803	—
Cash portion of lease exit charge	—	650	—	650
Subtract:
Purchases of property and equipment	5,562	1,649	10,602	6,994

Free cash flow	$2,074	$1,354	$7,788	$3,199